EXHIBIT 32.1

Section 1350 Certification of the Chief Executive Officer and Chief Financial Officer

In connection with the annual report of Viscount Systems, Inc. (the "Company") on Form 10-KSB for the fiscal year ended December 31, 2006 as filed with the Securities and Exchange Commission on March 30, 2007 (the "Report"), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 30, 2007	/s/ Stephen Pineau
Stephen Pineau
President and Chief Executive Officer

Dated: March 30, 2007	/s/ Les Fong
Les Fong
Chief Financial Officer